Exhibit n(viii) Under Form N-1A
                                               Exhibit 99 Under Item 601/Reg S-K
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                           Galaxy BKB* shares exhibit To
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                                Multiple Class Plan

1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Galaxy-BKB Shares will consist of shareholder services to be provided by financial intermediaries who will receive a shareholder service fee paid by Federated Shareholder Services Co. In connection with this arrangement, Galaxy-BKB Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Galaxy-BKB Shares
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Sales Load             None
Contingent Deferred    None
Sales  Charge ("CDSC")
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              None
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Galaxy-BKB Shares as described in Section 3 of the Plan

2.    CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Galaxy-BKB Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange Rights:   Galaxy-BKB Shares may be exchanged for Galaxy-BKB
                   Shares of any of the Galaxy Funds. Additionally, these Shares may be exchanged for Class A Shares of any of the Galaxy Funds that do not offer Galaxy-BKB
                   Shares.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.


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                                 Schedule of Funds
                             Offering Galaxy-BKB Shares
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The Funds set forth on this Schedule each offer  Galaxy-BKB  Shares on the terms set forth in the Galaxy-BKB Shares Exhibit to the Multiple Class Plan, in each case as indicated below.

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    Multiple Class Company                  Series               12b-1
                                                                   Plan
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Money Market Obligations Trust Massachusetts Municipal Cash      None
                               Trust
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